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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
LEHMAN BROTHERS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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February 28, 2003

Dear Stockholder,

The 2003 Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. will be held on Tuesday, April 8, 2003, at 10:30 a.m. (New York time) in the 12th Floor Auditorium of 399 Park Avenue, New York, New York 10022. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record of the Company's outstanding shares of Common Stock at the close of business on February 14, 2003 will be entitled to vote at the Annual Meeting. It is important that your shares be represented at the meeting. You will be asked to (i) elect three Class III Directors; (ii) ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year; and (iii) re-approve the Short-Term Executive Compensation Plan (formerly named the 1996 Short-Term Executive Compensation Plan), as amended. Accordingly, we request that you promptly sign, date and return the enclosed proxy card, or register your vote online or by telephone according to the instructions on the proxy card, regardless of the number of shares you hold.

                      Very truly yours,

                      Richard S. Fuld, Jr.
                      Chairman and Chief Executive Officer

LEHMAN BROTHERS HOLDINGS INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Lehman Brothers Holdings Inc.:

        The 2003 Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. (the "Company") will be held on Tuesday, April 8, 2003, at 10:30 a.m. (New York time) in the 12th Floor Auditorium of 399 Park Avenue, New York, New York 10022, to:

  1.
  Elect three Class III Directors for terms of three years each;

  2.
  Ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year;

  3.
  Re-approve the Short-Term Executive Compensation Plan (formerly named the 1996 Short-Term Executive Compensation Plan), as amended; and

  4.
  Act on any other business which may properly come before the Annual Meeting or any adjournment thereof.

        Common stockholders of record at the close of business on February 14, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        The Company will admit to the Annual Meeting (1) all Stockholders of record at the close of business on February 14, 2003, (2) persons holding proof of beneficial ownership as of such date, such as a letter or account statement from the person's broker, (3) persons who have been granted proxies and (4) such other persons that the Company, in its sole discretion, may elect to admit. All persons wishing to be admitted must present photo identification. Persons attending the Annual Meeting must enter the 399 Park Avenue building through its Lexington Avenue entrance. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card or register your intention when voting online or by telephone according to the instructions provided.

        A copy of the Company's Annual Report to Stockholders is enclosed herewith for all Stockholders other than Lehman Brothers employees, to whom the Annual Report is being separately distributed.

                      By Order of the Board of Directors

                      Jeffrey A. Welikson
                      Secretary

New York, New York
February 28, 2003

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE, OR REGISTER YOUR VOTE ONLINE OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

LEHMAN BROTHERS HOLDINGS INC.
745 Seventh Avenue
New York, New York 10019

February 28, 2003

PROXY STATEMENT

INTRODUCTION

        Vote by Proxy.    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Lehman Brothers Holdings Inc. (the "Company" and, together with its subsidiaries, the "Firm") for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Tuesday, April 8, 2003 at 10:30 a.m. (New York time), or any adjournment thereof (the "Annual Meeting"). The Company expects to mail this Proxy Statement and the accompanying proxy card to the Company's common stockholders of record at the close of business on February 14, 2003 (the "Stockholders") on or about February 28, 2003.

        You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed, prepaid envelope, or to vote your shares online or by telephone according to the instructions on the proxy card. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted by (i) giving written notice to the Corporate Secretary of the Company, (ii) subsequently filing a later dated proxy or (iii) attending the Annual Meeting and voting in person. Please note that attendance at the meeting will not by itself revoke a proxy.

        The enclosed proxy indicates on its face the number of shares of common stock registered in the name of each Stockholder at the close of business on February 14, 2003 (the "Record Date"). Proxies furnished to Company employees also indicate the number of shares, if any, (i) held by the employee under the Lehman Brothers Holdings Inc. Employee Stock Purchase Plan (the "ESPP"), (ii) that relate to the total number of restricted stock unit awards granted to the employee pursuant to various of the Company's Incentive Plans (as defined below), which shares are held, in part, in the 1997 Trust Under Lehman Brothers Holdings Inc. Incentive Plans (the "Incentive Plans Trust"), (iii) held by the employee in a brokerage account at the Company's wholly owned subsidiary, Lehman Brothers Inc. ("LBI") and/or a brokerage account at Fidelity Brokerage Services LLC ("Fidelity Brokerage"), and (iv) held by the employee under the Lehman Brothers Savings Plan (the "Savings Plan"). Proxies returned by employees holding shares in the ESPP will be considered direct voting instructions with respect to such shares. Proxies returned by employees holding restricted stock units related to shares held in the Incentive Plans Trust will be considered to be voting instructions returned to the Incentive Plans Trust trustee (the "Incentive Plans Trustee") with respect to the number of shares determined pursuant to the terms of the agreement governing the Incentive Plans Trust, as described below under "The Voting Stock." Proxies returned by employees holding shares in an LBI or Fidelity Brokerage account will be considered to be voting instructions returned to LBI or Fidelity Brokerage, as applicable, with respect to such shares. Proxies returned by employees holding shares in the Savings Plan will be considered to be voting instructions returned to the Savings Plan trustee (the "Savings Plan Trustee") with respect to such shares, and Savings Plan shares for which no proxies are returned shall be voted in the same proportions as Savings Plan shares for which proxies are returned, as described below under "The Voting Stock." Except with respect to Savings Plan shares, no voting instructions will be confidential.

        General.    Unless contrary instructions are indicated on the proxy or in a vote registered online or by telephone, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

        FOR the election of the three nominees for Class III Directors named below;

        FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year; and

        FOR the re-approval of the Short-Term Executive Compensation Plan (formerly named the 1996 Short-Term Executive Compensation Plan), as amended (the "STEP").

        In the event a Stockholder specifies a different choice on the proxy or by online or telephone vote, his or her shares will be voted in accordance with the specification so made. Confidential voting is not provided for in the Company's Restated Certificate of Incorporation or By-Laws.

        The Company's 2002 Annual Report has been distributed to Stockholders in connection with this solicitation. A copy (exclusive of exhibits) of the Company's 2002 Form 10-K as filed with the Securities and Exchange Commission (the "SEC") may be obtained without charge by writing to: Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022, Attention: Secretary. The Company's 2002 Annual Report and 2002 Form 10-K also will be available through the Lehman Brothers web site at http://www.lehman.com.

        Cost of Solicitation.    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegram, or other means of communication, for which no additional compensation will be paid. The Company has engaged the firm of Georgeson Shareholder to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson Shareholder a fee of $11,000 plus expenses for its services.

        The Company also will reimburse brokerage houses, including LBI, and other custodians, nominees and fiduciaries for their reasonable expenses, in accordance with the rules and regulations of the SEC, the New York Stock Exchange and other exchanges, in sending proxies and proxy materials to the beneficial owners of shares of the Company's Common Stock.

        The Voting Stock.    The Company's Common Stock, par value $.10 per share (the "Common Stock"), is its only class of voting stock. As of the Record Date, 242,519,083 shares of Common Stock (exclusive of 16,934,413 shares held in treasury) were outstanding. Stockholders are entitled to one vote per share with respect to each matter to be voted on at the Annual Meeting. There is no cumulative voting provision applicable to the Common Stock.

        The presence in person or by proxy at the Annual Meeting of the holders of a majority of the shares of Common Stock outstanding on the Record Date shall constitute a quorum.

        The Incentive Plans Trust holds shares of Common Stock ("Trust Shares") issuable to future, current and former employees of the Company in connection with the granting to such employees of Restricted Stock Units ("RSUs") under the Company's Employee Incentive Plan (the "Employee Incentive Plan"), the Company's 1994 Management Ownership Plan (the "1994 Plan") and the Company's 1996 Management Ownership Plan (together with the Employee Incentive Plan and the 1994 Plan, the "Incentive Plans"). The Incentive Plans Trustee will vote or abstain from voting all Trust Shares in the same proportions as the RSUs in respect of which it has received voting instructions from current employees who have received RSUs under the Incentive Plans ("Current Participants"). As of the Record Date, 50,065,456 Trust Shares (representing 20.6% of the votes entitled to be cast at the Annual Meeting) were held by the Incentive Plans Trust and 62,599,434 RSUs were held by Current Participants.

        The Savings Plan Trustee will vote or abstain from voting any Savings Plan shares for which proxy instructions are received in accordance with such instructions, and will vote or abstain from voting any Savings Plan shares for which no proxy instructions are received in the same proportions as the Savings Plan shares for which it has received instructions. As of the Record Date, 1,367,921 Savings Plan shares

(representing 0.6% of the votes entitled to be cast at the Annual Meeting) were held by the Savings Plan Trustee.

        Stockholders Entitled to Vote.    Only Common Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        To the knowledge of management, except for the Incentive Plans Trust (described above) and as described below, no person beneficially owned more than five percent of the Common Stock as of the Record Date.

Beneficial Owner	Number of Shares of Common Stock		Percent of Outstanding Common Stock (a)
AXA	14,663,847	(b)	6.0%

(a)
Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on the Record Date.

(b)
According to a Schedule 13G jointly filed on February 12, 2003 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), AXA ("AXA"), and AXA Financial, Inc., a subsidiary of AXA ("AFI"): (a) the Mutuelles AXA, which as a group control AXA, and AXA beneficially own 14,663,847 shares of Common Stock solely for investment purposes and have sole voting power with respect to 7,928,133 of such shares, shared voting power with respect to 1,232,544 of such shares, and sole dispositive power with respect to all of such shares, and (b) 13,880,365 of such shares are beneficially owned by Alliance Capital Management L.P., a subsidiary of AFI, and the remainder of such shares are beneficially owned by other affiliates of AXA. Addresses of the joint filers are as follows: the Mutuelles AXA, 370, rue Saint Honore, 75001 Paris France and 26, rue Louis le Grand, 75002 Paris, France; AXA, 25, avenue Matignon, 75008 Paris, France; and AFI, 1290 Avenue of the Americas, New York NY 10104.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

        At the Annual Meeting three Class III Directors are to be elected, each to serve until the Annual Meeting in 2006 and until his successor is elected and qualified. The Restated Certificate of Incorporation of the Company establishes a classified Board of Directors with three classes, designated Class I, Class II and Class III. The terms of the Class I and Class II Directors continue until the Annual Meetings in 2005 and 2004, respectively, and until their respective successors are elected and qualified.

        The three nominees for Director are Thomas H. Cruikshank, Henry Kaufman and John D. Macomber, who were first elected Directors in 1996, 1995 and 1994, respectively.

        The three nominees receiving the greatest number of votes cast by the holders of the Common Stock will be elected as Class III Directors of the Company. Abstentions and broker nonvotes will be disregarded and will have no effect on the vote for directors. Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed below, each of whom has consented to being named in this Proxy Statement and to serving if elected. Although management knows of no reason why any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any such nominee is unable to serve.

  The Board of Directors unanimously recommends a vote FOR all Nominees.

        The following information is provided with respect to the nominees for Director and the incumbent Directors. Italicized wording indicates principal occupation(s).

NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO SERVE
UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS

THOMAS H. CRUIKSHANK	Director since 1996	Age: 71

        Retired Chairman and Chief Executive Officer of Halliburton Company.    Mr. Cruikshank was the Chairman and Chief Executive Officer of Halliburton Company, a major petroleum industry service company, from 1989 to 1995 and President and Chief Executive Officer from 1983 to 1989. He joined Halliburton in 1969, and served as a Director from 1977 to 1996. Mr. Cruikshank is a member of the Board of Directors of The Williams Companies, Inc. Mr. Cruikshank serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

HENRY KAUFMAN	Director since 1995	Age: 75

        President of Henry Kaufman & Company, Inc.    Dr. Kaufman has been President of Henry Kaufman & Company, Inc., an investment management and economic and financial consulting firm, since 1988. For the previous 26 years, he was with Salomon Brothers Inc, where he was a Managing Director, Member of the Executive Committee, and in charge of Salomon's four research departments. He was also a Vice Chairman of the parent company, Salomon Inc. Before joining Salomon Brothers, Dr. Kaufman was in commercial banking and served as an economist at the Federal Reserve Bank of New York. Dr. Kaufman is a Director of Federal Home Loan Mortgage Corporation and the Statue of Liberty-Ellis Island Foundation Inc. He is a Member (and the Chairman Emeritus) of the Board of Trustees of the Institute of International Education, a Member of the Board of Trustees of New York University, a Member (and the Chairman Emeritus) of the Board of Overseers of the Stern School of Business of New York University and a Member of the Board of Trustees of the Animal Medical Center. Dr. Kaufman is a Member of the Board of Trustees of the Whitney Museum of American Art,

a Member of the International Advisory Committee of the Federal Reserve Bank of New York, a Member of the Advisory Committee to the Investment Committee of the International Monetary Fund Staff Retirement Plan, a Member of the Board of Governors of Tel-Aviv University and Treasurer (and former Trustee) of The Economic Club of New York. Dr. Kaufman serves as the Chairman of the Finance Committee.

JOHN D. MACOMBER	Director since 1994	Age: 75

        Principal of JDM Investment Group.    Mr. Macomber has been a Principal of JDM Investment Group, a private investment firm, since 1992. He was Chairman and President of the Export-Import Bank of the United States from 1989 to 1992, Chairman and Chief Executive Officer of Celanese Corporation from 1973 to 1986 and a Senior Partner at McKinsey & Co. from 1954 to 1973. Mr. Macomber is a Director of Mettler-Toledo International, Sovereign Specialty Chemicals, Inc. and Textron Inc. He is Chairman of the Council for Excellence in Government and Vice Chairman of the Atlantic Council. He is a Director of the National Campaign to Prevent Teen Pregnancy and the Smithsonian Institute and a Trustee of the Carnegie Institution of Washington and the Folger Library. Mr. Macomber serves as the Chairman of the Compensation and Benefits Committee and as a member of the Executive Committee and the Nominating and Corporate Governance Committee.

CLASS I DIRECTORS WHOSE TERMS CONTINUE
UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS

MICHAEL L. AINSLIE	Director since 1996	Age: 59

        Private Investor and Former President and Chief Executive Officer of Sotheby's Holdings.    Mr. Ainslie, a private investor, is the former President, Chief Executive Officer and a Director of Sotheby's Holdings. He was Chief Executive Officer of Sotheby's from 1984 to 1994. From 1980 to 1984 he was President and Chief Executive Officer of the National Trust for Historic Preservation. From 1975 to 1980 he was Chief Operating Officer of N-Ren Corp., a Cincinnati-based chemical manufacturer. From 1971 to 1975, he was President of Palmas Del Mar, a real estate development company. He began his career as an associate with McKinsey & Company. Mr. Ainslie is a Director of the St. Joe Company and Artesia Technologies, an internet software provider. He is a Trustee of Vanderbilt University, and also serves as Chairman of the Posse Foundation. Mr. Ainslie serves as a member of the Audit Committee.

JOHN F. AKERS	Director since 1996	Age: 68

        Retired Chairman of International Business Machines Corporation.    Mr. Akers, a private investor, is the retired Chairman of the Board of Directors of International Business Machines Corporation. Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement on May 1, 1993, completing a 33-year career with IBM. Mr. Akers is a Director of W. R. Grace & Co., The New York Times Company, PepsiCo, Inc. and Hallmark Cards, Inc. He is a former member of the Board of Trustees of the California Institute of Technology and The Metropolitan Museum of Art, as well as the former Chairman of the Board of Governors of United Way of America. Mr. Akers was also a member of former President George Bush's Education Policy Advisory Committee. Mr. Akers serves as a member of the Finance Committee and the Compensation and Benefits Committee.

RICHARD S. FULD, JR.	Director since 1990	Age: 56

        Chairman and Chief Executive Officer.    Mr. Fuld has been Chairman of the Board of Directors of the Company and LBI since April 1994 and Chief Executive Officer of the Company and LBI since November 1993. Mr. Fuld serves as the Chairman of the Executive Committee. Mr. Fuld was President and Chief Operating Officer of the Company and LBI from March 1993 to April 1994 and was Co-President and Co-Chief Operating Officer of both corporations from January 1993 to March 1993. He was President and Co-Chief Executive Officer of the Lehman Brothers Division of Shearson Lehman Brothers Inc. from August 1990 to March 1993. Mr. Fuld was a Vice Chairman of Shearson Lehman Brothers from August 1984 until 1990. Mr. Fuld has been a Director of LBI since 1984. Mr. Fuld joined Lehman Brothers in 1969. Mr. Fuld is Chairman of the U.S. Thailand Business Council (USTBC). Mr. Fuld is a former member of the Board of Governors of the New York Stock Exchange. He is also a former member of the President's Advisory Committee on Trade Policy Negotiations. Mr. Fuld is a trustee of the Mount Sinai Medical Center, and former Chairman of the Mount Sinai Children's Center Foundation. He currently serves on the foundation's Executive Committee. In addition, he is a member of the University of Colorado Business Advisory Council, is a member of the Executive Committee of the New York City Partnership and serves on the Board of Directors of Ronald McDonald House.

CLASS II DIRECTORS WHOSE TERMS CONTINUE
UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS

ROGER S. BERLIND	Director since 1985	Age: 72

        Theatrical Producer.    Roger S. Berlind, who is also a private investor, has been a theatrical producer and principal of Berlind Productions since 1981. Mr. Berlind is also a Director of LBI, a Governor of the League of American Theaters and Producers and has served as a Trustee of Princeton University, the Eugene O'Neill Theater Center and the American Academy of Dramatic Arts. Mr. Berlind serves as the Chairman of the Audit Committee and as a member of the Finance Committee.

DINA MERRILL	Director since 1988	Age: 74

        Director and Vice Chairman of RKO Pictures, Inc. and Actress.    Dina Merrill, a Director and Vice Chairman of RKO Pictures, Inc., is an actress and a private investor. Ms. Merrill was a Presidential Appointee to the Kennedy Center Board of Trustees and is a Vice President of the New York City Mission Society, a Trustee of the Eugene O'Neill Theater Foundation and a member of the Board of Orbis International, the Juvenile Diabetes Foundation and the Museum of Television and Radio. Ms. Merrill serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Benefits Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Executive, Audit, Compensation and Benefits, Finance, and Nominating and Corporate Governance Committees of the Board of Directors are described below.

        Executive Committee.    The Executive Committee consists of Mr. Fuld, who chairs the Executive Committee, and Mr. Macomber. The Executive Committee has the authority, in the intervals between meetings of the Board of Directors, to exercise all the authority of the Board of Directors, except for those matters that the Delaware General Corporation Law or the Restated Certificate of Incorporation reserves to the full Board of Directors. The Executive Committee acted by unanimous written consent five times during the fiscal year ended November 30, 2002 ("Fiscal 2002").

        Audit Committee.    The Audit Committee consists of Mr. Berlind, who chairs the Audit Committee, and Messrs. Ainslie and Cruikshank, all of whom are non-management directors and are independent as defined in the current listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A and is available through the Lehman Brothers web site at http://www.lehman.com. The Audit Committee assists the Board in fulfilling its oversight of the quality and integrity of the Company's financial statements and the Company's compliance with legal and regulatory requirements. The Audit Committee is responsible for retaining (subject to shareholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and approves non-audit services to be performed by the auditors and related fees. The Audit Committee also oversees the performance of the Company's internal audit and compliance functions. The Audit Committee held five meetings during Fiscal 2002.

        Compensation and Benefits Committee.    The Compensation and Benefits Committee (the "Compensation Committee") consists of Mr. Macomber, who chairs the Compensation Committee, and Mr. Akers and Ms. Merrill, all of whom are non-management directors. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available through the Lehman Brothers web site at http://www.lehman.com. The Compensation Committee has general oversight responsibility with respect to compensation and benefits programs and compensation of the Company's executives, including reviewing and approving compensation policies and practices, such as salary, cash incentive, restricted stock, long-term incentive compensation and stock purchase plans and other programs, and grants under such plans. The Compensation Committee evaluates the performance of the Chief Executive Officer of the Company and other members of senior management and, based on such evaluation, reviews and approves the annual salary, bonus, share and option awards, other long-term incentives and other benefits to be paid to the Chief Executive Officer and such other members of senior management. The Compensation Committee has the authority, where appropriate, to delegate its duties. The Compensation Committee held six meetings and acted by unanimous written consent two times during Fiscal 2002.

        Finance Committee.    The Finance Committee consists of Dr. Kaufman, who chairs the Finance Committee, and Messrs. Akers and Berlind. The Finance Committee reviews and advises the Board of Directors on the financial policies and practices of the Company, and periodically reviews, among other things, major capital expenditure programs and significant capital transactions and recommends a dividend policy to the Board of Directors. The Finance Committee held two meetings during Fiscal 2002.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating Committee") consists of Ms. Merrill, who chairs the Nominating Committee, and Messrs. Cruikshank and Macomber, all of whom are non-management directors. The Nominating Committee operates under a written charter adopted by the Board of Directors which is available through the Lehman Brothers web site at http://www.lehman.com. The Nominating Committee considers and makes recommendations to the Company's Board of Directors with respect to the size and composition of the Board of Directors and Board Committees and with respect to potential candidates for membership on the Board of Directors. The Nominating Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company. The Nominating Committee held two meetings during Fiscal 2002. The Nominating Committee will consider nominees for Director recommended by Stockholders. Stockholders wishing to submit recommendations for the 2004 Annual Meeting of Stockholders should write to the Corporate Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022. The Company's By-Laws contain time limitations, procedures and requirements relating to Stockholder nominations which are explained below under "Other Matters."

NON-MANAGEMENT DIRECTORS

        The Board of Directors has adopted a policy of regularly scheduled executive sessions, where non-management directors will meet independently of management.

ATTENDANCE AT MEETINGS BY DIRECTORS

        The Board of Directors held eight meetings during Fiscal 2002. During Fiscal 2002, each Director attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board held during the period when he or she was a Director and (b) the total number of meetings held by all Committees of the Board on which he or she served during the period when he or she was a member. Overall Director attendance at such meetings averaged 98%. The number of meetings held by each Committee during Fiscal 2002 is set forth above.

COMPENSATION OF DIRECTORS

        Non-management Directors receive an annual cash retainer of $45,000 and are reimbursed for reasonable travel and related expenses. The annual retainer is paid quarterly; however, the fourth quarter payment will be withheld for failure to attend 75% of the total number of meetings. In addition, each non-management Director who served as a chairman of a Committee of the Board of Directors received an additional annual retainer of $15,000 per Committee, and each non-management Director who served as a Committee member (including as Chairman) received $1,500 per Committee meeting or unanimous written consent.

        Restricted Stock Unit and Option Grants for Non-Management Directors.    An annual equity retainer in the form of a grant of 2,500 RSUs is made to each non-management Director on the day of the Company's Annual Meeting of Stockholders. As of each date that a dividend is paid on Common Stock, each non-management Director holding RSUs is credited with a number of additional RSUs equal to the product of (A) the dividend paid on one share of Common Stock, multiplied by (B) the number of RSUs held by the non-management Director, divided by (C) the closing price of the Common Stock on the New York Stock Exchange on such date. The RSUs vest immediately and are payable in Common Stock upon death, disability or termination of service.

        Alternatively, a non-management Director may elect to receive an option to purchase 7,500 shares of Common Stock, with an exercise price per share equal to the closing price of the Common Stock on the New York Stock Exchange on the date the award is made. Such option has a ten-year term, is not forfeitable, and becomes exercisable in one-third increments on each of the first three anniversaries of the award date or, if sooner, upon termination of service.

        The Company's Deferred Compensation Plan for Non-Management Directors.    The Company's Deferred Compensation Plan for Non-Management Directors is a nonqualified deferred compensation plan, which provides each non-management Director an opportunity to elect to defer receipt of cash compensation to be earned for services on the Board of Directors. Each non-management Director may elect to defer all or a portion of his or her future cash compensation with respect to one or more terms as Director. Such election can be revoked only by a showing of financial hardship and with the consent of the Compensation Committee. Amounts deferred are credited quarterly with interest, based upon the average 30-day U.S. Treasury Bill rate, and compounded annually. Deferred amounts will be paid in either a lump sum or in annual installments over a period not to exceed ten years as elected by the non-management Director. Payments commence as the non-managment Director elects, at a specified date in the future or upon termination of service as a non-management Director.

        The Company's Frozen Retirement Plan for Non-Management Directors.    Prior to May 1994, the Company maintained the Company's Retirement Plan for Non-Management Directors which was a nonqualified retirement plan which provided a limited annual retirement benefit for non-management Directors who had earned five or more years of service as defined in the plan. Participation in this plan was frozen on May 31, 1994. Any non-management Director who had, on such date, completed at least five years of service as a Director (determined in accordance with the plan) has vested benefits under the plan. Any individual who was a non-management Director on such date, but had not completed five years of service as of such date, acquired vested benefits under this plan at the time such individual completed such five years of service as a Director. Any individual who became a non-management Director after such date was ineligible to participate in this plan. Vested benefits under this plan will be paid after a participant ceases to be a Director.

EXECUTIVE OFFICERS OF THE COMPANY

Biographies of the current executive officers of the Company are set forth below, excluding Mr. Fuld's biography, which is included above. Each executive officer serves at the discretion of the Board of Directors.

JONATHAN BEYMAN	Age: 47

        Chief of Operations and Technology.    Mr. Beyman has been the Chief of Operations and Technology since July 2002 and is an Executive Vice President of the Company. From July 1999 to July 2002 Mr. Beyman was the Firm's Global Head of Operations, and from March 1999 to July 1999 he was the Firm's US Head of Operations. From December 1997 to February 1999, Mr. Beyman was chief operating officer of Cendant Corporation's Internet-based business, and chief information officer of Cendant from July 1994 to June 1998. Prior thereto, Mr. Beyman was with the Firm for eight years, in a variety of technology and operations senior management roles. Mr. Beyman is a member of the Board of Directors of the Depository Trust and Clearing Corporation.

DAVID GOLDFARB	Age: 45

        Chief Financial Officer.    Mr. Goldfarb has been the Chief Financial Officer of the Company since April 2000 and is an Executive Vice President of the Company and a member of the Firm's Executive Committee. Mr. Goldfarb served as the Company's Controller from July 1995 to April 2000. Mr. Goldfarb has been the Chief Financial Officer of LBI since July 1998. Mr. Goldfarb joined the Firm in December 1993; prior to that, Mr. Goldfarb was a partner at Ernst & Young.

JOSEPH M. GREGORY	Age: 50

        Chief Operating Officer.    Mr. Gregory has been Chief Operating Officer of the Company since May 2002 and is a member of the Firm's Executive Committee. From April 2000 until May 2002 Mr. Gregory was the Firm's Chief Administrative Officer, and from 1996 to April 2000 Mr. Gregory was Head of the Firm's Global Equities Division, in charge of the overall equities business. From 1991 to 1996 he was Co-Head of the Firm's Fixed Income Division. From 1980 to 1991, he held various management positions in the Fixed Income Division, including Head of the Firm's Mortgage Business. Mr. Gregory joined the Firm in 1974 as a commercial paper trader. Mr. Gregory is a member of the board of directors of The Posse Foundation Inc. and the Dorothy Rodbell Cohen Foundation, and is a member of the Board of Trustees of The Millbrook School.

BRADLEY H. JACK	Age: 44

        Chief Operating Officer.    Mr. Jack has been Chief Operating Officer of the Company since May 2002 and is a member of the Firm's Executive Committee. From 1996 to May 2002 Mr. Jack was Head of the Firm's Investment Banking Division, and from 1993 to 1996 he was a Sector Head in Investment Banking, responsible for the Firm's businesses involving Debt Capital Markets, Financial Services, Leveraged Finance and Real Estate. Prior to that he was head of the Firm's Fixed-Income Global Syndicate activities. Mr. Jack joined the Firm in 1984 as an associate in the Fixed Income Division. Mr. Jack is a member of the Board of Directors of the Dorothy Rodbell Cohen Foundation and a member of the Board of Trustees of the Juilliard School.

THOMAS A. RUSSO	Age: 59

        Chief Legal Officer.    Mr. Russo has been Chief Legal Officer of the Company since 1993 and is an Executive Vice President of the Company. Mr. Russo also serves as counsel to the Firm's Executive Committee. He has been a Vice Chairman of LBI since July 1999. Mr. Russo joined the Firm in 1993; prior to that, Mr. Russo was a partner at the Wall Street law firm of Cadwalader, Wickersham & Taft and a member of its management committee. Mr. Russo is a member of the Executive Committee of the Board of Directors of the March of Dimes, Vice Chairman and a member of the Executive Committee of the Board of Trustees of the Institute for Financial Markets, and Chairman of the Executive Committee of the Board of Trustees of the Institute for International Education. He is also Co-Chairman of the Global Documentation Steering Committee and a member of the Board of Directors of NYU Downtown Hospital.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth beneficial ownership information as of January 31, 2003 with respect to the Common Stock for each current Director of the Company (including all nominees for Director), each executive officer named in the tables set forth under "Compensation of Executive Officers" below and all current Directors and executive officers as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares shown. None of the Directors or executive officers beneficially owned any of the Company's other outstanding equity securities as of January 31, 2003.

Beneficial Owner	Number of Shares of Common Stock (a)	Number of Shares of Common Stock which may be acquired within 60 days of January 31, 2003	Percent of Outstanding Common Stock (b)
Michael L. Ainslie (c)	23,965	16,511	*
John F. Akers	8,485	16,511	*
Roger S. Berlind (d)	291,525	16,511	*
Thomas H. Cruikshank	26,363	0	*
Richard S. Fuld, Jr.	4,336,783	1,756,640	2.64
Joseph M. Gregory	2,334,804	700,000	1.32
Bradley H. Jack	1,485,428	1,300,000	1.21
Henry Kaufman (e)	33,803	14,107	*
John D. Macomber	59,525	16,511	*
Dina Merrill	22,005	16,511	*
Thomas A. Russo	522,360	75,000	*
Jeffrey Vanderbeek	1,522,154	1,200,000	1.19
All current Directors and executive officers as a group (13 individuals)	9,402,655	4,050,025	5.76

*
Less than one percent.
(a)
Amounts include vested and unvested RSUs. RSUs are convertible on a one-for-one basis into shares of Common Stock, but cannot be sold or transferred until converted to Common Stock and, with respect to each person identified in the table, are not convertible within 60 days following January 31, 2003. A portion of the vested RSUs held by the executive officers are subject to forfeiture for detrimental or competitive activity. Nonetheless, an executive officer who holds RSUs will be entitled to direct the Incentive Plans Trustee to vote a number of Trust Shares that is proportionate to the number of RSUs held irrespective of vesting; such number of Trust Shares will be calculated prior to the Annual Meeting and will be determined by the number of Trust Shares held by the Incentive Plans Trust on the Record Date and the extent to which Current Participants under the Incentive Plans return voting instructions to the Incentive Plans Trustee. See "Introduction—The Voting Stock."
(b)
Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on January 31, 2003.
(c)
Includes 3,500 shares held by Mr. Ainslie's private charitable foundation, as to which Mr. Ainslie disclaims beneficial ownership.
(d)
Includes 80,000 shares held by Mr. Berlind's wife, as to which Mr. Berlind disclaims beneficial ownership.
(e)
Includes 25,000 shares held by Dr. Kaufman's wife, as to which Dr. Kaufman disclaims beneficial ownership.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

        The Compensation Committee oversees the compensation programs of the Company, with particular attention to the compensation of the Company's Chief Executive Officer and the other executive officers. The Compensation Committee is comprised of Mr. Macomber, who chairs the Compensation Committee, Mr. Akers and Ms. Merrill.

        In making its decisions with respect to the compensation of executive officers, the Compensation Committee has adopted the following philosophical positions and policies:

  •
  Deliver a significant portion of total compensation in equity-based awards, thereby aligning the financial interests of executive officers with those of Stockholders and encouraging prudent long-term strategic decisions. Where feasible, based on market conditions and other factors, shares will be repurchased in the market to avoid Stockholder dilution.
  •
  Tie compensation for executive officers to both annual and long-term performance goals, which further aligns the interests of executive officers with those of Stockholders and rewards executive officers for results.
  •
  Ensure that compensation opportunities are comparable with those at major competitors, so that the Firm can attract, retain and motivate talented executive officers who are key to the Company's long-term success.

        The overall objective in determining total compensation levels across the Firm is to balance competitive pressures in the market for professional talent with cost considerations. The elements and weightings of the compensation program at the Company are comparable to those used in the securities industry, but are considerably different from those of other major corporations operating in different industries. The nature of the securities industry requires a large percentage of highly skilled professionals, who are in great demand due to the revenue they can generate. Competitive pressure to hire these professionals results in high levels of compensation in order to attract and retain the talent needed to compete effectively.

        Total compensation is comprised of base salary and both cash and noncash incentive compensation. Base salaries are intended to make up a small portion of total compensation. The greater part of total compensation is based on the Company's financial performance and other factors and is delivered through a combination of cash and equity-based awards. This approach results in overall compensation levels which follow the financial performance of the Company.

        As in prior years, a key element of executive officer compensation for Fiscal 2002 was a pre-established compensation formula, which in Fiscal 2002 was based on the Company's return on equity. The formulas were intended to provide a specific amount of annual compensation, which is paid in cash and RSUs. The RSUs are subject to significant vesting and forfeiture restrictions, and cannot be sold or transferred until converted to Common Stock.

        Additionally, Fiscal 2002 executive officer compensation included a long-term incentive plan ("LTIP") as a component of total compensation. Whereas the cash and RSU components of total compensation are based upon annual performance goals, the LTIP is based upon performance over a longer period and is initially in the form of Performance Stock Units ("PSUs"). Under the current LTIP, the Company's return on equity as well as any price appreciation in the Common Stock over a three and one-half year period which began June 1, 2000 will determine an award of RSUs which will vest in one-third increments in 2006 through 2008. The performance component of the LTIP seeks to further align executive performance with Stockholder interests. The vesting component seeks to encourage the retention of talented executives, particularly if the Company's return on equity and stock price result in a meaningful award.

        The Compensation Committee also utilized stock option awards in Fiscal 2002 to further encourage executive officers to strive for long-term Stockholder value. The options were awarded with exercise prices equal to fair market value on the date of the grant, and with terms providing for exercisability in three years if the market price of the Common Stock increases to a level well above the market price on the date of grant. However, if the price targets are not achieved, exercisability for all or a portion of the options is delayed until four and one-half years after the date of grant. The Compensation Committee believes that options assist the Firm in maintaining a competitive compensation program.

        In determining overall executive officer compensation for Fiscal 2002, the Compensation Committee also considered a number of business factors and conditions. Despite the continuing difficult economic and market conditions, the Company continued to deliver strong overall financial performance across all phases of the business cycle and build on its reputation as an industry leader. In addition, the Compensation Committee reviewed compensation provided in the prior year, along with estimates of compensation for the current year for competitor firms. In making its determinations, the Compensation Committee had available to it third-party advisors knowledgeable about industry practices.

        In establishing Fiscal 2002 compensation for Richard S. Fuld, Jr., the Company's Chairman and Chief Executive Officer, the Compensation Committee considered, in addition to the financial results of the Company relative to competitors, the following performance factors:

  •
  Continuing market share gains in major product categories in investment banking and capital markets.
  •
  Broad recognition of the Company's franchise building efforts, both in select market segments and overall.
  •
  The successful relocation of the Company to its new headquarters in mid-town Manhattan and successful business recovery following the September 11, 2001 terrorist attacks.

        The Committee did not assign specific relative weights to the performance factors above. Despite Mr. Fuld's strong performance as a leader in a difficult business environment, the actual financial results of the Company for Fiscal 2002 were lower than for 2001. Since the major portion of Mr. Fuld's compensation is based on financial results, his Fiscal 2002 compensation reflects a decrease from 2001.

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million unless the payments are made under qualifying performance-based plans. While the Compensation Committee generally seeks to maximize the deductibility of compensation paid to executive officers, it will maintain flexibility to take other actions which may be based on considerations other than tax deductibility.

                      Compensation and Benefits Committee:
                      John D. Macomber, Chairman
                      John F. Akers
                      Dina Merrill
                      February 28, 2003

Compensation and Benefits Committee Interlocks and Insider Participation

        During the last completed fiscal year, John D. Macomber, John F. Akers and Dina Merrill served on the Compensation Committee. None of these individuals has ever served as an officer or employee of the Firm.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows, for the years ended November 30, 2002, 2001 and 2000, as applicable, the cash and other compensation paid or accrued and certain long-term awards made to the Chairman and Chief Executive Officer (the "CEO") and to the Company's four most highly compensated executive officers for Fiscal 2002 other than the CEO for services in all capacities. Mr. Russo became an executive officer in Fiscal 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at November 30, 2002	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Unit Awards (a)	Securities Underlying Options	All Other Compensation (b)
R. S. Fuld, Jr.	2002	$750,000	$1,050,000	—	$5,771,003	400,000	$13,008
Chairman and Chief	2001	750,000	4,000,000	—	6,785,299	450,000	12,517
Executive Officer	2000	750,000	8,750,000	—	13,572,896	800,000	13,710
J. M. Gregory	2002	$450,000	$1,050,000	—	$3,571,803	300,000	$7,128
Chief Operating Officer	2001	450,000	2,800,000	—	4,642,616	350,000	6,373
	2000	450,000	8,050,000	—	7,857,992	600,000	5,339
B. H. Jack	2002	$450,000	$1,050,000	—	$3,571,803	300,000	$0
Chief Operating Officer	2001	450,000	2,800,000	—	4,642,616	350,000	0
	2000	450,000	8,050,000	—	7,857,992	600,000	0
T. A. Russo	2002	$450,000	$1,050,000	—	$1,428,721	0	$0
Executive Vice President
and Chief Legal Officer
J. Vanderbeek	2002	$450,000	$1,050,000	—	$3,571,803	300,000	$1,004
Executive Vice President	2001	450,000	2,800,000	—	4,642,616	350,000	904
and Office of the Chairman	2000	450,000	8,050,000	—	7,857,992	600,000	1,084

(a)
The values indicated are calculated by multiplying the closing market price of the Common Stock on the respective dates the awards were granted by the number of shares awarded. RSUs are subject to significant vesting and forfeiture restrictions and pursuant to the terms of the awards cannot be sold or transferred until they convert to Common Stock, which in the case of the RSUs granted for Fiscal 2002 will occur November 30, 2007. Dividends are payable by the Company on all such holdings from their respective dates of award, and are reinvested in additional RSUs. The total number of RSUs granted for Fiscal 2002 that underlies the value shown for each of Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek was 103,701.76, 65,634.02, 65,634.02, 26,253.61 and 65,634.02, respectively. Of such RSUs, 35% will vest on November 30, 2005 and the balance will vest on November 30, 2007. Notwithstanding the foregoing, RSUs may become vested (and may convert to Common Stock) sooner upon certain termination events or upon death or disability.

  (footnotes continued on next page)

Including
the RSUs described immediately above, as of November 30, 2002, the total number of RSUs held by Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek was 2,626,902.48, 1,786,484.61, 1,335,724.23, 427,671.57 and 1,335,724.23, respectively. The value of these holdings at the November 29, 2002 closing price per share of Common Stock of $61.40 was $161,291,812, $109,690,155, $82,013,468, $26,259,034 and $82,013,468, respectively. These RSU holdings as of November 30, 2002 include Extended RSUs, described under "Employment Contracts, Termination of Employment and Change in Control Arrangements," which vest (and convert to Common

  Stock) upon certain termination events or upon death or disability or a change in control, and that were based upon the Company's 1995, 1996 and 1997 PSU award programs. These RSU holdings as of November 30, 2002 also include for each of Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek 97,091.24, 73,195.74, 73,195.74, 33,705.23 and 73,195.74 RSUs, respectively, earned in Fiscal 2002 that are based on PSU awards made in 2000.

(b)
The amounts reported under "All Other Compensation" for Fiscal 2002 consist of the dollar value of above-market earnings on deferred compensation. Included are credits to compensation deferred pursuant to the Executive and Select Employees Plan, which was established in 1985, and the Lehman Brothers Kuhn Loeb Deferred Compensation Plans, which were established in 1977 and 1980.

        The following table contains information concerning the grant of nonqualified stock options in Fiscal 2002 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (a)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value (b)
R. S. Fuld, Jr.	400,000	1.5	$63.40	12/02/06	$4,900,000
J. M. Gregory	300,000	1.1	63.40	12/02/06	3,675,000
B. H. Jack	300,000	1.1	63.40	12/02/06	3,675,000
J. Vanderbeek	300,000	1.1	63.40	12/02/06	3,675,000

(a)
Five-year nonqualified stock options were granted on December 3, 2001 with terms providing for exercisability in four and one-half years and for accelerated exercisability, to no earlier than the third anniversary of the grant date, in one-third increments if the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") reaches $75.00, $85.00 and $95.00, respectively, for 15 out of 20 consecutive trading days. Notwithstanding the foregoing, the options may become exercisable without regard to the three-year holding period upon certain termination events, and without regard to either the holding period or the stock price thresholds upon death or disability.

(b)
These values were calculated using the Black-Scholes option pricing model as of the grant date. The Black-Scholes model is a mathematical formula that is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, neither of which was true for the options granted to the named executive officers at the time of grant. Therefore, certain discounting assumptions about the time of exercise and risk of forfeiture were applied, as indicated below. These hypothetical present values are presented pursuant to SEC rules even though there is no assurance that such values will ever be realized. The actual amount, if any, realized upon the exercise of stock options would depend upon the market price of Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

  The following assumptions were used in employing the Black-Scholes option pricing model: an exercise price equal to the closing price of the Common Stock on the date of grant; an expected time to exercise of three years; a dividend rate of $0.28 per share; a risk-free rate of return equal to the yield for the U.S. Treasury Strip security with a maturity date closest to the expected option life of the grant; an expected Common Stock price volatility rate of 40% per annum; and a 10% per annum adjustment for nontransferability or risk of forfeiture.

        The following table sets forth information concerning the exercise of stock options during Fiscal 2002 by each of the named executive officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (a)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. S. Fuld, Jr.	700,000	$21,125,090	1,756,640	850,000	$62,997,936	$4,623,750
J. M. Gregory	600,000	23,531,220	1,300,000	650,000	44,738,750	3,596,250
B. H. Jack	464,500	15,846,770	1,300,000	650,000	44,738,750	3,596,250
T. A. Russo	85,240	2,119,320	—	450,000	—	9,347,625
J. Vanderbeek	700,000	24,149,470	1,200,000	650,000	40,642,500	3,596,250

(a)
Aggregate values shown above represent the excess of $61.40 per share, the closing price of the Common Stock on November 29, 2002 on the NYSE, over the respective exercise prices of the options. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected above will be realized.

PENSION BENEFITS

        The Lehman Brothers Holdings Inc. Retirement Plan (the "U.S. Pension Plan") is a funded, qualified, noncontributory, integrated, defined benefit pension plan covering eligible U.S. employees.

        All U.S. employees of the Company or a designated subsidiary who have attained the age of 21 and completed one year of service are generally eligible to participate in the U.S. Pension Plan. The U.S. Pension Plan formula provides for an annual retirement benefit payable at age 65, calculated as a straight life annuity. Pensionable earnings are total Form W-2 earnings (plus elective deferrals under the Lehman Brothers Savings Plan and certain other health plan deferral amounts) up to the applicable Internal Revenue Service maximum. For each year of plan participation prior to 1989, the annual accrual was based on percentages of pensionable earnings up to and in excess of the social security taxable wage base. After 1988 the annual accrual is equal to one percent of pensionable earnings up to the average Social Security taxable wage base plus 1.65% of pensionable earnings in excess of the average taxable wage base. Generally, participants have a nonforfeitable right to their accrued benefits upon completing five years of vesting service. As of November 30, 2002, the estimated annual projected benefits payable upon retirement at a normal retirement age of 65 for Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek are approximately $103,228, $116,124, $103,097, $39,029 and $110,735, respectively.

Supplemental Retirement Plan

        The Company has adopted a nonqualified, noncontributory Supplemental Retirement Plan (the "SRP"), which is a defined benefit plan, covering Messrs. Fuld, Gregory, Jack and Vanderbeek and certain other executives, with full benefits payable to those who upon retirement are at least age 60 and who have completed at least five years of service, or whose age plus years of service equals or exceeds the sum of 85. The SRP also provides for the payment beginning at age 60 of reduced benefits payable to those who upon retirement are not yet age 60 if upon retirement the participant is above age 45 or has completed five years of service. Benefits are not payable in cases of termination by the Company or employment by a competitor. As of January 31, 2003, the estimated annual projected benefits payable upon retirement at age 60 for Mr. Fuld are $1.25 million, and for each of Messrs. Gregory, Jack and Vanderbeek are $700,000. In the event of a change in control, vesting is accelerated.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        Pursuant to its authority to accelerate vesting and waive the transfer restrictions for grants of RSUs, in 1994 the Compensation Committee determined to provide for the acceleration of vesting and the waiver of transfer restrictions of existing and any subsequently granted RSUs (other than RSUs based upon PSU awards) held by executive officers (and made comparable provisions for all other employees) in the event of a hostile change in control, which generally means a tender offer, acquisition of 20% of the Company's voting securities or a change of a majority of the incumbent Board of Directors, in each case without the prior approval of a majority of the independent members of the incumbent Board of Directors. To the extent there is a change in control which is not hostile, these RSUs would be paid out but the difference between the acquisition price and the RSU value at grant would be deferred for the shorter of two years or the term of any remaining restrictions and the conditions of the original RSU grant would govern the deferred amounts. Comparable arrangements were implemented for options held by the executive officers and all other employees. In the case of 1996 PSU award grants and 1997 PSU award grants, an additional number of RSUs would be payable following a change of control (which aggregate payouts, upon a change in control, would represent the full awards earned pursuant to the performance formula). The number of such additional RSUs payable following a change of control for Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek would be 1,231,978, 847,482, 615,987, 222,995 and 615,987, respectively. In addition, under a Cash Award Plan, if a change of control occurs within six months after a grant of RSUs, then Mr. Fuld would receive a payment equal to 350% of his previous annual cash compensation, Mr. Russo would receive 200%, and the other participants would receive 300%.

        The Compensation Committee has delayed the payout of certain RSU awards received by executives in accordance with the Firm's 1995, 1996 and 1997 PSU award programs (the "Extended RSUs"). Such extended vesting will support the Company's executive stock ownership objectives and ensure that senior executives continue to have a substantial economic interest in the Company. The Extended RSUs were initially scheduled to vest (and convert to Common Stock) in tranches at several successive fiscal year ends (the "Prior Vesting Dates"). Each tranche of the Extended RSUs will now vest following termination of employment with the Firm, provided such termination occurs after the relevant Prior Vesting Date, or sooner upon death or disability or a change in control. Until the relevant Prior Vesting Date, each tranche of Extended RSUs was or will be subject to forfeiture under the terms of the original award; thereafter, the Extended RSUs will remain subject to forfeiture for involuntary termination with cause or if the recipient engages in detrimental activity. Pursuant to the foregoing, Messrs. Fuld, Gregory, Jack, Russo and Vanderbeek presently hold 1,471,646.56, 1,081,100.76, 630,340.38, 190,343.94 and 630,340.38 Extended RSUs, respectively, with values based on the November 29, 2002 closing price per share of Common Stock of $61.40 totaling $90,359,099, $66,379,587, $38,702,899, $11,687,118 and $38,702,899, respectively. All of the Extended RSUs are included in the total RSU holdings disclosed in footnote (a) to the Summary Compensation Table contained herein.

PERFORMANCE GRAPH

        The performance graph below illustrating cumulative stockholder return compares the performance of the Common Stock, measured at each of the Company's last five fiscal year-ends, with that of (1) the S&P 500 Index and (2) the S&P Financial Index.

        The graph assumes $100 was invested in the Common Stock and each index on November 30, 1997, and that all dividends were reinvested in full.

Cumulative Total Return
For Lehman Brothers Holdings Inc. Common Stock,
the S & P 500 Index and the S & P Financial Index

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Nov-97	Nov-98	Nov-99	Nov-00	Nov-01	Nov-02
Lehman Brothers Holdings Inc	100	99.43	152.84	199.35	267.09	249.42
S & P 500 Index	100	123.66	149.50	143.19	125.69	104.94
S & P Financial Index	100	114.66	124.29	140.45	136.45	125.76
	Cumulative Total Return (in dollars)
	11/30/97	11/30/98	11/30/99	11/30/00	11/30/01	11/30/02
Lehman Brothers Holdings Inc.	100.00	99.43	152.84	199.35	267.09	249.42
S & P 500 Index	100.00	123.66	149.50	143.19	125.69	104.94
S & P Financial Index	100.00	114.66	124.29	140.45	136.45	125.76

CERTAIN TRANSACTIONS AND AGREEMENTS
WITH DIRECTORS AND EXECUTIVE OFFICERS

        In the ordinary course of business, the Firm from time to time engages in transactions with other corporations or financial institutions whose officers or directors are also executive officers or Directors of the Company. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the Directors or executive officers of the Company or those of the other corporations or financial institutions involved.

        To the extent permitted by the Sarbanes-Oxley Act of 2002, Directors and executive officers of the Company and their associates from time to time may be or may have been indebted to the Company or its subsidiaries under lending arrangements offered by those companies to the public. For example, such persons may be or may have been indebted to LBI, as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit. Such indebtedness is in the ordinary course of business, is substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve a more than normal risk of collectibility or present other unfavorable features. In addition, such executive officers, Directors and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Firm, such as investment services, limited partnership investments and financial counseling, on terms similar to those extended to employees of the Company generally. From time to time, the Company, through certain of its subsidiaries, in the ordinary course of business has provided investment, financial advisory and other services to certain corporations and entities with which certain of its Directors are affiliated.

        Throughout Fiscal 2002 the Company was party to a consulting agreement with Henry Kaufman & Company, Inc. ("HK Company") pursuant to which HK Company will provide, upon request, advice to the Firm on global initiatives, economic forecasts and other matters. HK Company receives a consulting fee of $12,500 per month. Henry Kaufman, a Director of the Company, is a principal of HK Company. The contract expires in April 2003, subject to renewal by agreement of the parties.

        Directors and qualifying employees and consultants of the Firm who are accredited investors have been provided with the opportunity to invest as limited partners in various investment partnerships that qualify as "employees' securities companies" for purposes of the Investment Company Act of 1940. These investment partnerships provide the participants with an opportunity to make investments in a portfolio of investment opportunities, often together with the Firm's private equity, venture capital and real estate funds that are offered to third-party investors. The Company, either directly or through a subsidiary, is the general partner of these investment partnerships. None of the rights of directors as limited partners in these investment partnerships are contingent in any way on their continued service as directors.

        Lehman Brothers Capital Partners III, L.P. ("Capital Partners III") was established in 1995. The general partner has made preferred capital contributions equal to eight times the amount of capital contributed by the limited partners. The amount of the general partner's capital contribution, together with a fixed return thereon, which varies from month to month and averaged 4.2% for Fiscal 2002, is generally distributed to the general partner before any distributions are made to the limited partners. The limited partners' respective capital contributions are then returned and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. During Fiscal 2002, Mr. Fuld received distributions from Capital III of $77,000 (representing $61,138 of profits and $15,862 of returns of capital). The amount of Mr. Fuld's unreturned limited partner capital in Capital Partners III as of November 30, 2002 did not exceed $60,000.

        Lehman Brothers Capital Partners IV, L.P. ("Capital Partners IV") was established in 1997. The general partner has made capital contributions equal to 25% of the amount of capital contributed by the limited partners. Recourse financing for 75% of limited partner contributions was offered to the limited partners by the general partner. A fixed return on the general partner's capital contribution, which return varies from month to month and averaged 4.2% for Fiscal 2002, is generally distributed to the general partner before any other distributions are made. A fixed return at the same rate is then distributed to the limited partners on 75% of their capital contributions. Thereafter, capital contributions are returned to the limited partners and then the general partner, and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. The table below sets forth for each of the limited partners listed (1) the amount of distributions from Capital Partners IV during Fiscal 2002, (2) the amount of unreturned limited partner capital in Capital Partners IV as of November 30, 2002 and (3) the amount of recourse financing remaining as of November 30, 2002.

Limited Partner	Fiscal 2002 Distributions (1)	Unreturned LP Capital as of 11/30/02 (2)	Recourse Financing Remaining as of 11/30/02
Michael L. Ainslie	*	$79,160	$230,704
Roger S. Berlind	*	309,864	—
Thomas H. Cruikshank	*	79,160	230,704
Richard S. Fuld, Jr.	$434,693	949,920	2,768,453
David Goldfarb	*	59,370	173,028
Joseph M. Gregory	289,795	633,280	1,845,635
Jeremy Isaacs	64,500	118,740	346,057
Bradley H. Jack	289,795	633,280	1,845,635
Henry Kaufman	*	309,864	—
Thomas Russo	90,561	197,900	576,761
Jeffrey Vanderbeek	289,795	633,280	1,845,635
Adult children of John F. Akers**	72,449	158,320	461,409
Adult children of John D. Macomber**	72,449	158,320	461,409
Adult children of Dina Merrill**	*	79,160	230,704

*
Aggregate 2002 distributions did not exceed $60,000.

**
In the aggregate.

(1)
The distributions shown are net of amounts used to repay any related financing provided by the general partner, which amounts were $81,307 for Mr. Fuld, $54,205 for Mr. Gregory, $54,205 for Mr. Jack, $16,939 for Mr. Russo, $54,205 for Mr. Vanderbeek, an aggregate of $13,551 for adult children of Mr. Akers, and an aggregate of $13,551 for adult children of Mr. Macomber.

(2)
The limited partner capital shown is net of related financing provided by the general partner.

        Lehman Brothers Partnership Account 2000/2001, L.P. ("Partnership Account 2000") was established in 2000. The general partner has committed to make capital contributions equal to four times the amount of capital contributed by the limited partners. Fifty percent of the general partner's capital is with recourse to the limited partners. A fixed return on the general partner's capital contributions, which return varies from month to month and averaged 7.74% for Fiscal 2002, is generally distributed to the general partner before any other distributions are made. Thereafter, capital contributions are returned to the general partner and then to the limited partners, and subsequent profits, if any, are divided 90% to the limited partners and 10% to the general partner. Partnership Account 2000 did not make any distributions in Fiscal 2002. As of November 30, 2002, the amount of the general partner's contribution which was with recourse to the limited partners was $104,438 for each of Messrs. Ainslie, Berlind, Goldfarb, Kaufman and Russo, $208,876 for each of Messrs. Fuld, Gregory, Isaacs, Jack and Vanderbeek, an aggregate of $104,438 for adult children of Mr. Akers, an aggregate of $104,438 for adult children of Mr. Macomber and an aggregate of $104,438 for adult children of Ms. Merrill. The amount of unreturned limited partner capital in Partnership Account 2000 as of November 30, 2002 was $75,000 for each of Messrs. Ainslie, Berlind, Goldfarb, Kaufman and Russo, $150,000 for each of Messrs. Fuld, Gregory, Isaacs, Jack and Vanderbeek, an aggregate of $75,000 for adult children of Mr. Akers, an aggregate of $75,000 for adult children of Mr. Macomber and an aggregate of $75,000 for adult children of Ms. Merrill.

        Lehman Brothers Capital Partners II, L.P. ("Capital Partners II") was established in 1988. All partner capital has been returned from Capital Partners II and any future profits will be divided 30% to the limited partners and 70% to the general partner. Capital Partners II did not make any distributions in Fiscal 2002.

        Lehman Brothers Venture Capital Partners I, L.P. ("Venture Capital I"), Lehman Brothers Communications Capital Partners I, L.P. ("Communications Capital I"), Lehman Brothers Venture Capital Partners II, L.P. ("Venture Capital II") and Lehman Brothers Real Estate Capital Partners I, L.P. ("Real Estate Capital I") were established in 1999 to 2001. The general partner has contributed 1% of the capital of each of these partnerships. After returns of capital to the partners, any profits are distributed to the partners in proportion to their capital contributions, except that 10% of the profits of Communications Capital I, Venture Capital II and Real Estate Capital I otherwise distributable to the limited partners are, subject to certain exceptions, distributed to the general partner instead. None of these partnerships made distributions in Fiscal 2002 of more than $60,000 to any of the limited partners named in the table below, other than Venture Capital I, which made distributions to Mr. Fuld during Fiscal 2002 of $67,851 (representing $49,275 of profits and $18,576 of returns of capital). The table below sets forth the amounts of unreturned limited partner capital in these partnerships as of November 30, 2002 for each of the limited partners listed.

	Unreturned LP Capital as of 11/30/02
Limited Partner	Venture Capital I	Communications Capital I	Venture Capital II	Real Estate Capital I
Michael L. Ainslie	—	$62,500	—	—
Roger S. Berlind	$94,876	62,500	*	—
Thomas H. Cruikshank	94,876	62,500	—	—
Richard S. Fuld, Jr.	711,572	375,000	$171,000	$335,412
David Goldfarb	118,595	*	85,500	223,608
Joseph M. Gregory	474,381	250,000	171,000	335,412
Jeremy Isaacs	189,752	125,000	171,000	335,412
Bradley H. Jack	474,381	375,000	171,000	335,412
Henry Kaufman	—	62,500	—	—
Thomas Russo	284,629	75,000	85,500	223,608
Jeffrey Vanderbeek	474,381	250,000	85,500	335,412
Adult children of John F. Akers**	94,876	62,500	—	—
Adult children of John D. Macomber**	94,876	62,500	*	89,443
Adult children of Dina Merrill**	94,876	62,500	—	*

*
Does not exceed $60,000.

**
In the aggregate.

CERTAIN TRANSACTIONS AND AGREEMENTS WITH
AMERICAN EXPRESS AND SUBSIDIARIES

        American Express Company ("American Express") beneficially owned a majority of the Company's Redeemable Voting Preferred Stock, par value $1.00 per share, until July 15, 2002, when all of the Company's Redeemable Voting Preferred Stock was redeemed.

        American Express Travel Related Services Company, Inc. ("TRS") provides the Corporate Card to employees of the Firm, for which TRS has waived all annual fees. In January 1994, the Company agreed to consolidate all of the Firm's domestically initiated business travel reservations through the TRS Travel Center in Omaha. Such arrangements with respect to the Corporate Card and travel services continue to be in effect.

        In August 1990, American Express agreed to guarantee certain payments to employees who were then active employees of the Company under certain deferred compensation programs. As of January 31, 2003, deferred compensation with an aggregate balance of approximately $48.2 million was covered by this guarantee. The Company pays American Express an annual fee equal to 0.625% on approximately 60% of the outstanding balance under such deferred compensation plans, in consideration of American Express maintaining the guarantee.

        The Firm, from time to time, provides investment banking, commercial paper placement, brokerage and various other financial services such as repurchase transactions, investment advisory, strategic advisory and derivative products to American Express and its subsidiaries, including acting as placement agent for medium-term notes, dealer for commercial paper and advisor regarding certain dispositions. The Firm, American Express and its subsidiaries also engage in the ordinary course of business in various trading and short-term funding transactions, including foreign exchange and precious metals transactions. In addition to the services referred to above, American Express and its subsidiaries provide banking and other financial services to the Firm. All of these transactions are done on an arm's-length basis with customary fees.

        The Company and American Express entered into an Agreement dated May 26, 1994 (the "Tax Allocation Agreement"), which provided for the allocation, settlement and payment of the Company's federal, state and local income tax liabilities for the years during which the Company and any of its subsidiaries were included in the American Express consolidated Federal income tax return or any combined or unitary state and local tax returns. Under the terms of the Tax Allocation Agreement, American Express retained significant control and discretion over issues relating to the allocation, settlement and payment of the covered tax liabilities, including the resolution of proposed audit adjustments. For income tax filings relating to periods commencing on or after June 1, 1994 (the date of the Company's spin-off from American Express), the Company files its own consolidated Federal income tax return and applicable state and city filings.

        The Company, LBI and Lehman Commercial Paper Inc. (collectively, the "LB Co-tenants") were co-tenants together with American Express and certain of its subsidiaries (the "AXP Co-tenants" and, together with the LB Co-tenants, the "Co-tenants") of the leasehold interest in 3 World Financial Center in New York City (the "Property") until September 6, 2002. On September 6, 2002, the Firm sold its interest in the Property to an unrelated party. The Co-tenants' relationship with respect to the Property was governed by an Agreement of Tenants-In-Common. The agreement provided, among other things, that each Co-tenant was obligated to pay its proportionate share of all Property obligations and limited the actions that could be taken by individual Co-tenants.

PROPOSAL 2

RATIFICATION OF THE COMPANY'S SELECTION OF ITS AUDITORS

        The Board of Directors recommends to the Stockholders that they ratify the selection by the Audit Committee of Ernst & Young LLP, independent auditors, to audit the accounts of the Firm for the fiscal year ending November 30, 2003.

        The affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of auditors. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker nonvotes will have no impact on such matter since they are not considered "shares present" for voting purposes.

        In the event that the Stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its Stockholders.

        A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends a vote FOR Proposal No. 2.

ERNST & YOUNG LLP FEES FOR FISCAL 2002

        Audit Fees.    Audit fees billed to the Company by Ernst & Young LLP with respect to the Fiscal 2002 financial statements were $6,000,000.

        Financial Information Systems Design and Implementation Fees.    No services were performed by, or fees incurred to, Ernst & Young LLP in connection with financial information systems design and implementation projects for Fiscal 2002. The provision of such services to the Company by its independent auditors is now prohibited by the Sarbanes-Oxley Act of 2002.

        All Other Fees.    All other fees billed by Ernst & Young LLP with respect to Fiscal 2002 were $10,321,000, including audit related services of $7,945,000, tax services of $1,476,000 and other non-audit services of $900,000. Audit related services generally include fees for statutory and employee benefit plan audits, other attest services for certain subsidiary companies, accounting consultations, due diligence work on certain assets acquired by the Company and work on SEC registration statements. Tax services primarily involve assistance with tax return compliance.

        The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Ernst & Young's independence.

        The Audit Committee has adopted an auditor independence policy that limits the scope of non-audit services that may be provided to the Company by its independent auditor. The policy specifically prohibits, among other things, provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms. The Company will also comply with the provisions of the Sarbanes-Oxley Act of 2002 and the related SEC rules pertaining to auditor independence and audit committee pre-approval of audit and non-audit services. It is expected that the independent auditors will continue to provide certain accounting, auditing and tax-related services to the Company and its affiliates, including tax advisory services, due diligence services and audit related services.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Company's Board of Directors is composed of three non-management Directors and operates under a written charter adopted by the Board of Directors. The Audit Committee is responsible for the selection of the Company's independent auditors.

        Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

        The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the Securities and Exchange Commission.

                      Audit Committee:
                      Roger S. Berlind, Chairman
                      Michael L. Ainslie
                      Thomas H. Cruikshank
                      February 28, 2003

PROPOSAL 3

RE-APPROVAL OF THE SHORT-TERM EXECUTIVE COMPENSATION PLAN
(FORMERLY NAMED THE 1996 SHORT-TERM EXECUTIVE COMPENSATION PLAN), AS AMENDED

        The Board of Directors originally adopted the 1996 Short-Term Executive Compensation Plan (the "1996 STEP") on January 30, 1996, subject to approval by the Stockholders. The Stockholders approved the 1996 STEP on April 10, 1996 and the Compensation Committee has granted bonuses to the Firm's employees thereunder. However, in order to meet the requirements for the continuing deductibility of payments under Section 162(m) of the Internal Revenue Code (the "Code"), the Compensation Committee has determined that it is in the best interest of the Firm to resubmit the plan to Stockholders of the Company for their approval. The terms of the plan, as amended (the "STEP"), are outlined below, but the outline is qualified in its entirety by reference to the full text of the STEP itself, which is attached hereto as Appendix B. We have also separately described the amendments to the plan that the Compensation Committee has approved.

        Section 162(m) of the Code limits the Company's tax deduction to $1 million per year per executive for certain compensation paid to each of its Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO (each, a "Covered Employee"). In general, the regulations under Section 162(m) exclude from this limitation compensation that is, among other things, calculated based on "objective" performance criteria and awarded under a plan that has received stockholder approval. The Board therefore recommends stockholder approval of the STEP so that the Company may, if all other requirements of the regulations are met, fully deduct certain annual bonus payments to the Covered Employees (described below as "Special Bonuses") in compliance with Section 162(m) of the Code.

        The STEP provides the Company with an effective vehicle to focus and motivate the annual performance of key employees of the Firm, offer such employees opportunities to attain competitive levels of compensation and reward those employees who have contributed to the profitability of the Company. If the Stockholders do not re-approve the STEP, no Special Bonuses (as defined below) will be paid under the STEP to Covered Employees, but Covered Employees may be paid other compensation, including Standard Bonuses (as defined below). However, as a result of Section 162(m) of the Code, such other compensation might not be tax deductible.

        Future incentive awards under the STEP are not currently determinable.

        Summary of the STEP.    The purpose of the STEP is to motivate and reward executives by making a significant portion of their annual bonuses directly dependent upon achieving key strategic objectives. The STEP provides the opportunity for the senior officers to earn substantial incentive cash compensation for attaining financial and operational objectives that are critical to the Company's ongoing growth and profitability.

        The STEP allows the Compensation Committee (or, in certain situations, its delegate) to grant to certain employees of the Firm annual awards of two types—"Standard Bonuses" and "Special Bonuses" (each, a "Bonus"). Bonuses may be issued to members of the Firm's Executive Committee or other Managing Directors of the Firm. As of February 15, 2003, approximately 645 individuals were eligible to participate in the STEP.

        A Standard Bonus may be granted in the discretion of the Compensation Committee or its delegate to any STEP participant. The amount of the Standard Bonus will be based on any criteria the Compensation Committee or its delegate wishes to consider, including but not limited to, the objective or subjective performance of the employee, the Company or any subsidiary or division thereof. A Standard Bonus will be paid at the time determined by the Compensation Committee or its delegate.

        As indicated above, the STEP has been designed and will be administered to provide "performance based" incentive compensation, within the meaning of Section 162(m) of the Code. To that end, a Special Bonus may be granted in the discretion of the Compensation Committee to any participant in the STEP who the Compensation Committee reasonably believes may be a Covered Employee. The amount of any Special Bonus will be based on objective performance goals established by the Compensation Committee, based on one or more of the following performance factors: (1) before or after tax net income; (2) earnings per share; (3) book value per share; (4) stock price; (5) return on Stockholders' equity; (6) expense management; (7) return on investment; (8) improvements in capital structure; (9) profitability of an identifiable business unit or product; (10) profit margins; (11) budget comparisons; (12) total return to Stockholders and (13) the performance of the Company relative to a peer group of companies on any of the measures above. The performance goals for STEP participants who have primary responsibility for a business unit of the Firm may be measured on business unit operating profit, business unit operating profit as a percent of revenue, and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures. The Committee must certify as to the attainment of the applicable performance goals prior to payment of any Special Bonus, and may reduce the amount of any Special Bonus. All terms and conditions of Special Bonuses, and the STEP provisions referring thereto, are intended to be administered and interpreted in accordance with Section 162(m) of the Code, to ensure the deductibility by the Company of the Special Bonuses. The performance goals based on one or more of the foregoing performance factors will be established by the Compensation Committee no more than 90 days after the commencement of the period to which the performance goals relate (or, if less, the number of days which is equal to 25 percent of the relevant performance period).

        The Compensation Committee has the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination with respect to a Special Bonus shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

        At the end of the applicable performance period, the Compensation Committee must certify as to the attainment of the applicable performance goals prior to payment of any Special Bonus, and may reduce (but not increase) the amount of any Special Bonus. Bonuses will be paid, as soon as practicable after certification of attainment of performance goals, where required, by the Compensation Committee, in cash. Payment may be deferred, in part or whole, on a mandatory basis by the Compensation Committee or electively by participants with Compensation Committee approval. The maximum amount of a Special Bonus under the STEP that may be granted in any fiscal year to any one participant is 2.0% of the Firm's consolidated income before taxes and dividends paid on the Company's trust preferred securities (as stated in the Company's audited consolidated financial statements) in the fiscal year in respect of which the Special Bonus is to be paid. The maximum amount need not be awarded.

        The STEP may be amended or suspended in whole or in part at any time and from time to time by the Compensation Committee.

        Summary of Amendments.    The amended plan removes from the list of eligible plan participants all references to the Company's Corporate Management Committee, as that committee no longer exists. The amended plan also clarifies the calculation of the maximum Special Bonus that may be granted to any one participant under the plan in any fiscal year.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for adoption of the proposal concerning the STEP. In accordance with Section 162(m) of the Code, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker nonvotes will have no impact on such matter since they are not considered "shares present" for voting purposes.

  The Board of Directors unanimously recommends a vote FOR Proposal No. 3.

EQUITY COMPENSATION PLAN INFORMATION

        In accordance with SEC rules, the following table sets forth certain information as of November 30, 2002, regarding the Firm's equity compensation plans for stock-based awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	13.3 million	$39.93	15.5 million
Equity compensation plans not approved by security holders(3)	70.2 million	$45.03	59.3 million
Total	83.5 million	$44.21	74.8 million

(1)
In addition to securities to be issued upon the exercise of outstanding options, warrants and rights, there are 7.4 million RSUs outstanding under shareholder approved plans and 61.9 million RSUs outstanding under non-shareholder approved plans. Where feasible, based on market conditions and other factors, shares of common stock are repurchased in the market to offset the future delivery requirements associated with options and RSUs. As of February 14, 2003, approximately 50.1 million shares have been repurchased by the Company with respect to outstanding awards and are held in the Incentive Plans Trust.

(2)
Securities remaining available for future issuance under equity compensation plans approved by security holders include 9.3 million shares under the 1994 Management Ownership Plan and the 1996 Management Ownership Plan and 6.2 million shares under the Company's Employee Stock Purchase Plan (the "ESPP"). The ESPP is a broadly-based plan, qualified under Section 423 of the Internal Revenue Code and is described further in Note 10 to the Company's Fiscal 2002 Consolidated Financial Statements included in the Annual Report.

(3)
Shares shown under equity compensation plans not approved by security holders are issued under the Employee Incentive Plan (the "EIP"), which was originally adopted by the Board of Directors as of April 5, 1995 and is described further in Note 10 to the Company's Fiscal 2002 Consolidated Financial Statements included in the Annual Report. Shareholder approval was not required for the EIP under the current rules of the New York Stock Exchange because it is a broadly-based plan, as a majority of the Firm's full-time U.S. employees are eligible for awards under the plan and a majority of the awards during any three-year period are to employees who are not officers or directors.

OTHER MATTERS

        Management does not know of any business to be transacted at the meeting other than as indicated herein. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

        You are urged to sign, date and return the enclosed proxy card as promptly as possible, using the prepaid envelope provided for such purpose, or to vote online or by telephone according to the instructions on the proxy. It is hoped that registered Stockholders will give us advance notice of their plans to attend the Annual Meeting by marking the box provided on the proxy card or by registering their intention when voting online or by telephone.

        If you will need special assistance at the Annual Meeting because of a disability, please contact the Secretary of the Company, Mr. Jeffrey A. Welikson, at (212) 526-0858 or at jwelikso@lehman.com. Directions to the meeting are on the last page of this Proxy Statement.

        Householding.    In accordance with a notice sent previously to certain beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) and who share a single address with other similar holders, only one annual report and proxy statement is being sent to that address unless contrary instructions were received from any shareholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such shareholder may also request prompt delivery of a copy of the annual report or proxy statement by contacting the Company at (212) 526-0858 or by writing to the Secretary, Lehman Brothers Holdings Inc., 399 Park Avenue, 11th Floor, New York, New York 10022.

        Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Deadline and procedures for submitting proposals for next year's meeting.    Stockholders who intend to present proposals for inclusion in the proxy material to be distributed by the Company in connection with the Company's 2004 Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before October 31, 2003.

        In addition, in accordance with Article II, Section 9 of the Company's By-Laws, in order to be properly brought before the 2004 Annual Meeting by a Stockholder, notice of a matter must be received by the Company no earlier than December 10, 2003 and no later than January 9, 2004. The notice must set forth as to each matter that the Stockholder proposes to bring forth (1) a brief description of the business desired to be brought forth and the reasons for conducting such business at the Annual Meeting, (2) the name and address, as they appear on the Company's books, of the Stockholder, (3) the number of shares of Common Stock beneficially owned by the Stockholder, (4) any material interest of the Stockholder in such business and (5) any other information relating to the Stockholder or the proposal that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

        Deadline and procedures for making nominations for director at next year's meeting. Stockholders who intend to nominate persons for election to the Board of Directors at the Company's 2004 Annual Meeting of Stockholders must give notice to the Secretary of the Company no earlier than December 10, 2003 and no later than January 9, 2004. The notice must set forth, as to each nominee, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies in election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and as to such Stockholder, (1) the name and record address of the Stockholder and (2) the class and number of shares of capital stock of the Company which are beneficially owned by the Stockholder.

        Incorporation by reference.    As indicated above under "Equity Compensation Plan Information," we have incorporated the description of the Company's Employee Stock Purchase Plan and Employee Incentive Plan by reference to Note 10 to the Company's Fiscal 2002 Consolidated Financial Statements included in the Annual Report delivered in connection with this proxy statement.

DIRECTIONS TO THE LEHMAN BROTHERS HOLDINGS INC.
2003 ANNUAL MEETING OF STOCKHOLDERS

        The 2003 Annual Meeting of Stockholders will be held at 399 Park Avenue, on the east side of midtown Manhattan, between 53rd and 54thStreets and Park and Lexington Avenues. The building is in the vicinity of several subway lines, and is also readily accessed by bus, taxicab or automobile. Persons attending the Annual Meeting must enter the 399 Park Avenue building through its Lexington Avenue entrance. All persons wishing to be admitted must present photo identification.

APPENDIX A

LEHMAN BROTHERS HOLDINGS INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.    PURPOSE

        The purpose of the Audit Committee of the Board of Directors shall be to:

  A.
  Assist the Board of Directors in fulfilling its oversight of:

  1.
  The quality and integrity of the Corporation's financial statements;

  2.
  The Corporation's compliance with legal and regulatory requirements;

  3.
  The qualifications and independence of the Corporation's independent auditors; and

  4.
  The performance of the Corporation's internal audit and compliance functions and its independent auditors.

  B.
  Prepare any reports that the rules of the Securities and Exchange Commission ("SEC") require be included in the Corporation's annual proxy statement.

II.    STRUCTURE AND OPERATIONS

  A.
  Composition and Qualifications

  1.
  The Audit Committee shall be comprised of three or more members of the Board of Directors and shall comply with the "independent director" requirements under the rules of the New York Stock Exchange (the "NYSE") and the federal securities laws and the rules of the SEC promulgated thereunder.

  2.
  Each member of the Audit Committee shall have a working familiarity with basic finance and accounting terminology and practices, and at least one member shall have accounting or related financial management expertise.

  B.
  Compensation

    No member of the Audit Committee shall receive from the Corporation or any of its subsidiaries (collectively, the "Firm") compensation prohibited by, or which violate the independence requirements of, applicable laws and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC and the NYSE.

  C.
  Appointment and Removal

    Each member of the Audit Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

  D.
  Chairman

    Unless a Chairman is elected by the Board of Directors, the members of the Audit Committee shall designate a Chairman by the majority vote of the Audit Committee membership. The Chairman will chair all regular sessions of the Audit Committee.

III.    MEETINGS

  A.
  The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee shall periodically meet separately with each of management, the head of Internal Audit, the head of Compliance and the independent auditors to discuss any matters that the Audit Committee or any of these persons or groups believes would be appropriate to discuss privately. In addition, the Audit Committee shall meet with the Corporation's independent auditors, Internal Audit and management quarterly to review the Corporation's financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Audit Committee may call meetings of the Audit Committee. All meetings of the Audit Committee may be held telephonically, provided that all persons participating in the meeting can hear each other.

  B.
  All non-employee directors that are not members of the Audit Committee may attend meetings of the Audit Committee but may not vote. Additionally, the Audit Committee may invite to its meetings any other director or member of management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

  The following functions shall be the ordinary recurring activities of the Audit Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Audit Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Audit Committee outlined in Section I of this Charter.

  The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Audit Committee deems appropriate. In this regard, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to and expenses of such advisors and any other terms of retention, and any such fees and expenses so approved shall be obligations of the Corporation.

  The Audit Committee shall be given full access to the Firm's books and records, Internal Audit and Compliance departments, the Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Audit Committee shall have all the authority of the Board of Directors.

  Notwithstanding the foregoing, the Audit Committee is not responsible for certifying the Corporation's financial statements or guaranteeing the independent auditors' report. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

  A.
  Documents/Reports Review

  1.
  Review with management, Internal Audit and the independent auditors prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the notes thereto, and the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", contained or incorporated in its annual and quarterly reports filed with the

      SEC, and discuss with the independent auditors the matters required to be discussed by Statements of Auditing Standards Nos. 61 and 90.

    2.
    Review and discuss the Corporation's earnings press releases (paying particular attention to the use of any "pro forma", "adjusted" or other non-GAAP financial measures and compliance thereof with relevant rules of the SEC), as well as financial information and earnings guidance provided to analysts and rating agencies, as required by applicable laws and rules or regulations of governmental bodies and self-regulatory organizations, including the SEC, the Public Company Accounting Oversight Board (the "PCAOB") or the NYSE.

    3.
    Review reports from management or Compliance of material findings, and the responses thereto, resulting from examinations by regulatory agencies, and discuss the foregoing, where appropriate, with Internal Audit and the independent auditors.

    4.
    Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's By-Laws and the resolutions or other directives of the Board.

  B.
  Independent Auditors

  1.
  Appoint, retain and terminate the Corporation's independent auditors (subject to shareholder ratification).

  2.
  Inform each registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or related work that such firm shall report directly to the Audit Committee.

  3.
  Oversee the work of any registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Corporation, including the resolution of any disagreement between management and the auditors regarding financial reporting.

  4.
  (a)   Approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement fees therefor and terms thereof) to be performed by the independent auditors, in accordance with applicable laws and rules or regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB or the NYSE.

  (b)
  The fees and expenses of the independent auditors approved by the Audit Committee shall be obligations of the Corporation.

  (c)
  Notwithstanding the foregoing, the Audit Committee shall not approve or permit the performance by the independent auditors of any non-audit services that are prohibited or that impair the independence of the auditors under applicable law or rules or regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB or the NYSE.

  5.
  Review, at least annually, the qualifications, performance and independence of the independent auditors (including financial, employment and business relationships between the independent auditors and the Firm and rotation and compensation of audit personnel (each as defined in, and as prohibited or required by, applicable law and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB and the NYSE)) and present its conclusions to the Board of Directors.

  C.
  Financial Reporting Process

  1.
  In consultation with the independent auditors, management and the Controller's and Internal Audit departments, review the Corporation's disclosure controls and procedures and accounting and financial reporting processes and controls.

  (a)
  The Audit Committee shall review with management and the independent auditors the scope of the proposed audit for the current year and the audit procedures to be utilized, including the staffing plan;

  (b)
  The Audit Committee shall obtain and discuss with management and the independent auditors, prior to the filing of each audit report with the SEC, a report regarding:

  (i)
  all critical accounting policies and practices of the Firm;

  (ii)
  all alternative treatments within GAAP, for policies and practices related to material items, that have been discussed with management, including the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors;

  (iii)
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;

  (iv)
  major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and

  (v)
  any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  2.
  Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

  3.
  Review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, including any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management, and (ii) management's responses to such matters. The Audit Committee should review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any material communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any letter issued, or proposed to be issued, by the independent auditors to the Corporation reporting material observations or recommendations regarding the Firm's internal controls.

  D.
  Internal Audit

  1.
  Review the appointment, compensation and replacement of the head of the Firm's Internal Audit department.

  2.
  Discuss with management and the independent auditors (i) the responsibilities, budget and staffing of the Internal Audit department and (ii) its proposed annual audit plan.

  3.
  Review a summary of findings from completed internal audits and management's responses and progress reports on the current internal audit plan.

  E.
  Legal/Compliance

  1.
  Review periodically the scope of Compliance department activities and confer with Compliance representatives on significant compliance issues and the management process for correcting them.

  2.
  Review any reports from management, Compliance, Internal Audit and the independent auditors with respect to any material failures by the Firm to comply with applicable laws and regulations.

  3.
  Review significant cases of employee misconduct or fraud as brought to the Committee's attention by management Compliance, Internal Audit or the independent auditors.

  F.
  Other

  1.
  Discuss with management and the independent auditors the Corporation's guidelines and policies with respect to risk assessment and risk management. The Audit Committee should discuss the Corporation's major financial and other risk exposures (including technology risks) and the steps management has taken to monitor and control such exposures.

  2.
  Set clear policies for hiring by the Firm of current employees of the independent auditors (and their close family members), and of former employees of the independent auditors, that satisfy all applicable provisions of law and rules and regulations of governmental bodies and self-regulatory organizations, including the SEC, the PCAOB and the NYSE.

  3.
  Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Firm of concerns regarding questionable accounting or auditing matters.

  4.
  Perform such other functions as from time to time may be mandated by applicable law or rules or regulations of governmental bodies or self-regulatory organizations, including the SEC, the PCAOB and the NYSE.

  G.
  Reports

  1.
  Prepare all reports, policies and procedures of the Audit Committee required to be included in the Corporation's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

  2.
  Report regularly to the Board of Directors including:

  (a)
  with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Firm's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the Internal Audit department;

  (b)
  with respect to meetings of the Audit Committee; and

  (c)
  with respect to such other matters as are relevant to the Audit Committee's discharge of its responsibilities.

      The Audit Committee shall provide such recommendations as the Audit Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

    3.
    Maintain or cause to be maintained minutes or other records of meetings and activities of the Audit Committee.

V.    ANNUAL PERFORMANCE EVALUATION AND CHARTER REVIEW

  A.
  The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee and its members, including by reviewing the compliance of the Audit Committee with this Charter.

  B.
  In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers necessary or valuable.

  C.
  The Audit Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX B

LEHMAN BROTHERS HOLDINGS INC.
SHORT-TERM EXECUTIVE COMPENSATION PLAN
As amended through February 19, 2003

        1.    PURPOSE.    The purpose of the Short-Term Executive Compensation Plan (the "Plan") is to advance the interests of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives in the form of periodic bonus awards to certain employees of the Company and any of its subsidiaries or other related business units or entities ("Affiliates") including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates.

        2.    ADMINISTRATION.    The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

        The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the employees to be granted bonus awards ("Bonuses") under the Plan, to determine the size and terms of the Bonus to be made to each individual selected (subject to the limitation imposed on "Special Bonuses," as defined below), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect to Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

        3.    PARTICIPATION.    The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees of the Company and its Affiliates who may participate in the Plan and be granted Bonuses under the Plan ("Participants"); provided, however, that Special Bonuses (as defined below) may only be granted to members of the Company's Executive Committee (or any successor entity of such committee in accordance with subsection (c) below) and other Managing Directors of the Company.

        4.    BONUSES UNDER THE PLAN.

        (a)  In General. The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsections (b) and (c) below.

        (b)  Standard Bonuses. The Committee may in its discretion grant to a Participant a cash Bonus (a "Standard Bonus") in the amount, and payable at the time, determined by the Committee or its delegate in its discretion. The amount of a Participant's Standard Bonus may be based upon any criteria the Committee wishes to consider, including but not limited to the objective or subjective performance of the Participant, the Company or any subsidiary or division thereof.

        (c)  Special Bonuses. (i) The Committee may in its discretion award a Bonus to a Participant who it reasonably believes may be a Covered Employee (a "Special Bonus") for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (c). Subject to clause (iii) of this Section 4(c), the amount of a Participant's Special Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum amount of any Special Bonus that may be granted in any given fiscal year shall be 2.0% of the consolidated income of the Company and its subsidiaries before taxes and dividends paid or payable on the Company's trust preferred securities earned by the Company and its subsidiaries (as stated in the Company's audited financial statements) in the fiscal year in respect of which the Special Bonus is to be paid.

        (ii)  The amount of any Special Bonus will be based on objective performance goals established by the Committee using one or more performance factors. The performance criteria for Special Bonuses made under the Plan will be based upon one or more of the following criteria: (A) before or after tax net income; (B) earnings per share; (C) book value per share; (D) stock price; (E) return on Stockholders' equity; (F) expense management; (G) return on investment; (H) improvements in capital structure; (I) profitability of an identifiable business unit or product; (J) before or after tax profit margins; (K) budget comparisons; (L) total return to Stockholders; and (M) the relative performance of the Company against a peer group of companies on any of the measures above. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures.

        (iii)  The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Special Bonus. No Special Bonuses will be paid until such certification is made by the Committee.

        (iv)  The provisions of this Section 4(c) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its affiliates of the payment of Special Bonuses.

        5.    DESIGNATION OF BENEFICIARY BY PARTICIPANT.    The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.

        6.    MISCELLANEOUS PROVISIONS.

        (a)  No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the

Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

        (b)  Except as may be approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation by law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

        (c)  The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination with respect to a Special Bonus shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

        (d)  The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

        (e)  The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

        (f)    The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

        (g)  Any controversy or dispute arising in connection with the Plan shall be resolved by arbitration pursuant to the Constitution and rules of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc.

        (h)  The Plan shall be effective as of April 8, 2003, subject to the affirmative vote of the holders of a majority of all shares of Common Stock of the Company present in person or by proxy at the Annual Meeting of the Company to be held on April 8, 2003.

        7.    PLAN AMENDMENT OR SUSPENSION.    The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

        8.    PLAN TERMINATION.    This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

        9.    ACTIONS AND DECISION REGARDING THE BUSINESS OR OPERATIONS OF THE COMPANY AND/OR ITS AFFILIATES.    Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.

        10.  SUBORDINATED CAPITAL STATUS.    Notwithstanding any other provision of this Plan, any amounts due to Participants hereunder may be treated, in the Committee's sole discretion, to the extent that the Company accrues a liability in respect thereof, as subordinated capital of the Company in calculating the Company's net capital for regulatory purposes, and the terms of the Plan applicable to such amounts shall include (and, may be amended to add) such provisions as the Committee determines are necessary or appropriate in order to secure such treatment, including without limitation, provisions for the suspension of any payment obligation under the Plan under certain prescribed circumstances.

LEHMAN BROTHERS HOLDINGS INC.

Proxy for Annual Meeting of Stockholders

This proxy is solicited by the Board of Directors

        Joseph Polizzotto, Thomas A. Russo and Jeffrey A. Welikson or each of them (with full power to act without the others and with full power of substitution) are hereby appointed attorneys and proxies to attend the Annual Meeting of Stockholders to be held on April 8, 2003, and any adjournment thereof, and to vote and act for the undersigned on the matters listed on the reverse side hereof, which are set forth in detail in the accompanying Proxy Statement.

        This proxy revokes all previous proxies. Unless specified to the contrary, it will be voted FOR all nominees and proposals. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the Annual Meeting or any adjournment thereof.

        (Continued, and to be signed and dated, on the reverse side.)

Mark here if you plan to attend the meeting.	☐	LEHMAN BROTHERS HOLDINGS INC.
P.O. BOX 11034
To change your address, please mark this box.	☐	NEW YORK, N.Y. 10203-0034
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
☐	PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE UNLESS YOU HAVE VOTED BY TELEPHONE OR INTERNET.	☒ Votes MUST be indicated (x) in black or blue ink.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.

1.	Election of Class III Directors Nominees: 01- Thomas H. Cruikshank 02- Henry Kaufman 03- John D. Macomber					FOR	AGAINST	ABSTAIN
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)				2.	Ratification of Ernst & Young LLP as independent auditors for the 2003 fiscal year.	☐	☐	☐
	FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐	3.	Re-approve the Short-Term Executive Compensation Plan (formerly named the 1996 Short-Term Executive Compensation Plan), as amended.	☐	☐	☐
*Exceptions
				4.	To act on any other business which may properly come before the Annual Meeting or any adjournment thereof.

IMPORTANT: Please sign exactly as your name or names appear hereon and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, a duly authorized officer should sign in full corporate name.
Date	Share Owner sign here	Co-Owner sign here

Dear Incentive Plans Participant:

The Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. will be held on April 8, 2003. State Street Bank and Trust Company, as Trustee of the 1997 Trust under Lehman Brothers Holdings Inc. Incentive Plans, will vote the shares held in the Trust as directed by Participants who have Voting Awards allocated to their accounts.

Enclosed in this package are the following materials:

  •
  Chairman's letter, notice of 2003 Annual Meeting of Stockholders and Proxy Statement explaining the matters to be voted on by stockholders at the meeting

  •
  Proxy card

  •
  Postage paid return envelope

As a Participant holding Voting Awards under the Plans, you may direct the Trustee as to how to vote the number of shares of Lehman Brothers Holdings Inc. held in the Trust equivalent to the Voting Awards allocated to you, according to the formula described below. To do so, please place an X in the appropriate boxes on your proxy card, sign and date the card, and return it in the enclosed postage paid envelope. Alternatively, you may direct the Trustee as to how to vote your shares by telephone or online according to the instructions on the proxy card. Your votes with respect to the matters set forth in the Proxy Statement will not be confidential.

Participants' number of votes will be determined by multiplying the total number of Trust shares existing on the Record Date by a number determined by dividing the number of Voting Awards you own by the total number of Voting Awards voted. For example: if the Trust holds 1,000 shares on the Record Date, you hold 50 Voting Awards, and 600 Awards vote, the vote allocated to you would equal 1,000 × 50/600 or 83.33 votes.

BECAUSE YOUR VOTE IS IMPORTANT, YOU ARE STRONGLY ENCOURAGED TO PROVIDE YOUR VOTING INSTRUCTIONS TO THE TRUSTEE AS SOON AS POSSIBLE.

Sincerely,

STATE STREET BANK AND TRUST COMPANY

QuickLinks

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
PROPOSAL 1 ELECTION OF CLASS III DIRECTORS
NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO SERVE UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS
CLASS I DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS
CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS
COMMITTEES OF THE BOARD OF DIRECTORS
NON-MANAGEMENT DIRECTORS
ATTENDANCE AT MEETINGS BY DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION BENEFITS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
PERFORMANCE GRAPH
Cumulative Total Return For Lehman Brothers Holdings Inc. Common Stock, the S & P 500 Index and the S & P Financial Index
CERTAIN TRANSACTIONS AND AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS AND AGREEMENTS WITH AMERICAN EXPRESS AND SUBSIDIARIES
PROPOSAL 2 RATIFICATION OF THE COMPANY'S SELECTION OF ITS AUDITORS
ERNST & YOUNG LLP FEES FOR FISCAL 2002
AUDIT COMMITTEE REPORT
PROPOSAL 3 RE-APPROVAL OF THE SHORT-TERM EXECUTIVE COMPENSATION PLAN (FORMERLY NAMED THE 1996 SHORT-TERM EXECUTIVE COMPENSATION PLAN), AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
DIRECTIONS TO THE LEHMAN BROTHERS HOLDINGS INC. 2003 ANNUAL MEETING OF STOCKHOLDERS
LEHMAN BROTHERS HOLDINGS INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
LEHMAN BROTHERS HOLDINGS INC. SHORT-TERM EXECUTIVE COMPENSATION PLAN As amended through February 19, 2003
LEHMAN BROTHERS HOLDINGS INC. Proxy for Annual Meeting of Stockholders This proxy is solicited by the Board of Directors